UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 2, 2020
Date of Report (date of earliest event reported)

S&T BANCORP, INC
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508		25-1434426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

800 Philadelphia Street	Indiana	PA	15701
(Address of Principal Executive Offices)			(Zip Code)
(800) 325-2265
Registrant's telephone number, including area code

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	STBA	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 2, 2020 S&T Bancorp, Inc. ("S&T") announced that Todd D. Brice will retire as Chief Executive Officer of S&T and S&T Bank, and as a member of the Boards of Directors of S&T and S&T Bank, effective March 31, 2021.

In connection with Mr. Brice's retirement, S&T and Mr. Brice entered into a letter agreement intended to facilitate a smooth transition and restrict Mr. Brice's business activities for a period following his retirement. Under the letter agreement, Mr. Brice has agreed to remain as Chief Executive Officer of S&T and S&T Bank through his retirement on March 31, 2021, and thereafter to provide advisory services to S&T and S&T Bank during the period from his retirement until the third anniversary thereof. The advisory services include providing support, advice and counsel to the successor Chief Executive Officer, assisting in maintaining and developing community, customer, regulatory and business relationships and assisting with special projects. In addition, the letter agreement subjects Mr. Brice to restrictive covenants concerning nondisclosure of confidential information and nondisparagement, which are perpetual, and noncompetition and nonsolicitation of customers, employees and other service providers of S&T and S&T Bank, which apply during the consulting period and for one year thereafter. In consideration for Mr. Brice's services and commitments under the letter agreement, he will be eligible for a consulting fee of $720,000 per year during the consulting period, continued vesting of his outstanding equity awards during the consulting period, subsidized health insurance benefits (or a cash stipend) during the consulting period and for one year thereafter and continued use of a company automobile and reimbursement of club dues during the consulting period. Mr. Brice or his beneficiaries will remain eligible for such compensation and benefits in the event that the consulting period is terminated before its scheduled expiration date without cause, by Mr. Brice due to S&T's material breach of the letter agreement or Mr. Brice's death or disability. Mr. Brice must execute a release of claims in favor of S&T and its affiliates within 30 days following his retirement date in order to receive the compensation and benefits contemplated by the letter agreement.

The foregoing summary of the letter agreement does not purport to be complete and is qualified in its entirety by reference to such letter agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following Exhibits are filed herewith as part of this report:

Exhibit No.	Description of Exhibit
10.1	Letter Agreement, dated as of October 2, 2020, by and between S&T Bancorp, Inc. and Todd D. Brice.
99.1	Press Release of S&T Bancorp, Inc., dated as of October 2, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.
/s/ Mark Kochvar
Date: October 2, 2020	Mark Kochvar Senior Executive Vice President, Chief Financial Officer